UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

FLATBUSH FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-50377	11-3700733
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2146 Nostrand Avenue, Brooklyn, New York	11210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(718) 859-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 10, 2010, Flatbush Federal Bancorp, Inc. (the “Company”) announced the expiration of the investigation period relating to the sale of its main branch building, making the purchaser legally obligated to purchase the Company’s main branch building.  The terms and conditions of the sale, build-out of a new branch office and related transactions are contained in the Purchase Agreement, filed herein as Exhibit 99.1.  A related press release is filed herewith as Exhibit 99.2.

Item 9.01.              Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  Not applicable

(b)           Pro Forma Financial Information.  Not Applicable

(c)           Shell Company Transactions. Not Applicable

(d)           Exhibits.

99.1	Purchase Agreement between Flatbush Federal Savings and Loan Association and C and A Capital LLC.

99.2	Press release dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLATBUSH FEDERAL BANCORP, INC.

DATE: August 10, 2010	By:	/s/Jesus R. Adia
Jesus R. Adia
President and Chief Executive Officer